Exhibit 10.2

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
OF
VET ONLINE SUPPLY, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Vet Online Supply, Inc., a corporation incorporated under the laws of the State of Florida (the “Corporation”), duly held on November 8, 2018, at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, On November 8, 2018 the Board of Directors received the resignation from Mathew C. Scott and confirmed the dismissal of Mr. Scott as an Officer/Director of the Company. There were no grievances between either party, as Mr. Scott has another business responsibility that requires his full-time attention. The company enjoyed working with Mathew Scott and appreciated his contribution. All unpaid debt and any stock issuances under previous agreements with Mr. Scott have been canceled.

The Board of Directors has appointed Hing N. Chan as a new Director to our Board effective November 8, 2018. Mr. Chan will focus his attention on our existing business in growing our pet product brands, and new businesses related to Crypto currency in order to enhance the financial portfolio of the company. The agreement between the company and Mr. Chan includes the issuance of 250 shares of Series B Preferred Stock issued to Hing Nian Chan which hereby are, duly authorized, validly issued, fully paid, and non-assessable, and the members of the Board unanimously consent to the payment of $50,000.00 annually to Hing Nian Chan, in consideration of his Board service, and hereby determine such compensation to be reasonable and in no way burdensome to the Corporation or a hindrance to the operations of the Corporation.

Hing N. Chan is 36 years old, and currently a senior data scientist working in the government. Mr. Chan is a seasoned financial industry IT specialist with over 13 years experience with leading automation, system integration and migrations, project management, and rapid solutions delivery for a broad range of products inclusive of fixed income, equities, and crypto currency. During the period from 2005 through 2014 Mr. Chan served various large companies, where he was a consultant to Goldman Sachs, employed by Barclays Capital Investment Bank to support the fixed income trading operations, assisted the mortgage trading operations in pricing, P&L, settlement, and allocations at UBS, and managed the automation of news and data feeds at Thomson Financial. Mr. Chan holds a bachelor’s of science degree in computer science from Queens College.

NOW, THEREFORE, BE IT:

RESOLVED, , the Board has authorized the resignation from Mathew C. Scott and confirmed the dismissal of Mr. Scott as an Officer/Director of the Company. There were no grievances between either party, as Mr. Scott has another business responsibility that requires his full-time attention. The company enjoyed working with Mathew Scott and appreciated his contribution. All unpaid debt and any stock issuances under previous agreements with Mr. Scott have been canceled.

The Board of Directors has appointed Hing N. Chan as a new Director to our Board effective November 8, 2018. Mr. Chan will focus his attention on our existing business in growing our pet product brands, and new businesses related to Crypto currency in order to enhance the financial portfolio of the company. The agreement between the company and Mr. Chan includes the issuance of 250 shares of Series B Preferred Stock issued to Hing Nian Chan which hereby are, duly authorized, validly issued, fully paid, and non-assessable, and the members of the Board unanimously consent to the payment of $50,000.00 annually to Hing Nian Chan, in consideration of his Board service, and hereby determine such compensation to be reasonable and in no way burdensome to the Corporation or a hindrance to the operations of the Corporation.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate and/or proper way to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

11/8/2018
Daniel Rushford, Chairman	Date

-ABSTAINED-	11/8/2018
Mathew C. Scott, Director	Date

11/8/2018
Samuel Berry, Director	Date